U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 10, 2005

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27599	88-0224817
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 10, 2005, SulphCo, Inc. entered into a test agreement with Total France, headquartered in France.

The test agreement’s purpose is to enable SulphCo and Total France to jointly evaluate the technical viability of SulphCo's Sonocracking(TM) technology on Total France's upstream and downstream crude oil related assets. During the term of the agreement, which expires April 30, 2006, SulphCo will process various samples of Total France's crude oils treated with the Sonocracking technology. The goal of SulphCo's Sonocracking technology is to upgrade crude oil by increasing gravity and reducing sulfur and nitrogen content through the use of ultrasound. Both SulphCo and Total France further agree to evaluate their interest in good faith commercial negotiations if Total France determines the technical and commercial viability of SulphCo's Sonocracking technology for their specific applications.

As part of the test agreement, Total France and SulphCo have discussed and SulphCo has agreed to not engage in business discussions with other parties interested in the Sonocracking(TM) technology in the countries of France, Belgium, Italy and Spain.

Item 9.01.  Exhibits

99.1	Press Release of SulphCo, Inc. dated October 10, 2005.
99.2	Test Agreement by and between SulphCo, Inc. and Total France entered into on October 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC. (Registrant)

Date: October 14, 2005	/s/ Alan L. Austin, Jr.

Alan L. Austin, Jr. Vice President of Finance and Chief Financial Officer